Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230331 of Alliant Energy Corporation on Form S-8 of our report dated June 16, 2026, relating to the financial statements and supplemental schedules of the Alliant Energy Corporation 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, WI
June 16, 2026

16